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                                   Exhibit 21

                       CAPITAL INVESTMENT OF HAWAII, INC
                                AND SUBSIDIARIES

                                Subsidiaries of
                       Capital Investment of Hawaii, Inc.

         The Registrant, Capital Investment of Hawaii, Inc., has no parent.
The Registrant has the following subsidiaries, all of which are included in the accompanying consolidated financial statements. All companies are wholly owned subsidiaries of the Registrant except for Makaha Valley, Incorporated.


                                                                                       STATE OF
                            NAME                                                    INCORPORATION
                            ----                                                    -------------
          Latipac Fine Foods, Incorporated                                              Hawaii
          Latipac Mortgage Company, Limited and its wholly owned                        Hawaii
            subsidiary - Latipac, Limited                                             California
          Makaha Valley, Incorporated (85.8% - owned)                                   Hawaii
          Resources, Incorporated                                                       Hawaii